Apollo Group, Inc.
News Release

APOLLO GROUP, INC. PROVIDES UPDATE ON TIMING OF SEC FILINGS

Phoenix, Arizona, April 25, 2007 – Apollo Group, Inc. (Nasdaq:APOL) today announced that it will not meet its previously disclosed intended filing date of April 30, 2007 for its delinquent reports, yet will file within the temporary exception period granted to the Company by the Nasdaq Listing and Hearings Council. The Company will file its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2006, its Annual Report on Form 10-K for the fiscal year ended August 31, 2006 and its Quarterly Reports on Form 10-Q for the first and second fiscal quarters ended November 30, 2006 and February 28, 2007, respectively as soon as possible and no later than May 25, 2007.

Apollo Group, Inc. has been an education provider for more than 30 years, operating the University of Phoenix, the Institute for Professional Development, the College for Financial Planning, Western International University and Insight Schools. The Company offers innovative and distinctive educational programs and services from high school through college level at 262 locations in 39 states, Puerto Rico, Alberta, British Columbia, the Netherlands, and Mexico, as well as online, throughout the world.

For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.

Investor Relations Contact:
Janess Pasinski ~Apollo Group, Inc. ~ (480) 557-1719 ~ janess.pasinski@apollogrp.edu
Press Contact:
Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu